EXHIBIT 10.15

TENTH AMENDMENT TO AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”) dated as of July 29, 2015 is entered into among AGC FUNDING CORPORATION (the “Seller”), AMERICAN GREETINGS CORPORATION (“Greetings”), in its capacity as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), and PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, “PNC”), as a purchaser agent, as Administrator for each Purchaser Group (in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and permitted assigns in such capacity, the “LC Bank”).

RECITALS

1. The Seller, the Servicer, the Administrator, PNC and the LC Bank are parties to the Amended and Restated Receivables Purchase Agreement dated as of October 24, 2006 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement” and as amended by this Amendment, the “Agreement”).

2. Concurrently herewith, PNC, the Seller and the Servicer are entering into that certain Purchaser Group Fee Letter, dated as of the date hereof (the “Amended Fee Letter”).

3. The parties hereto desire to amend the Existing Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms that are used herein without definition and that are defined in Exhibit I to the Existing Agreement shall have the same meanings herein as therein defined.

2. Amendments to Existing Agreement. The Existing Agreement is hereby amended as follows:

(a) Clause (a)(iii) of the definition of “Eligible Receivable” set forth in Exhibit I of the Existing Agreement is hereby replaced in its entirety with the following:

(iii) is neither a Sanctioned Person nor an Excluded Obligor;

(b) The definition of “Scheduled Termination Date” set forth in Exhibit I to the Existing Agreement is hereby replaced in its entirety with the following:

“Scheduled Termination Date” means July 27, 2016.

(c) The definition of “LMIR” set forth in Exhibit I of the Existing Agreement is amended by adding the phrase “the greater of (a) 0.00% and (b)” after the phrase “for any day during any Settlement Period,” where it appears therein.

(d) The following new defined terms are added to Exhibit I of the Existing Agreement in appropriate alphabetical order:

“Anti-Terrorism Laws” means any Applicable Laws relating to terrorism, Sanctions, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property.

“Covered Entity” means (a) each of Seller, Servicer, Greetings and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Sanctioned Country” means a country, region or territory that is itself subject to Sanctions.

“Sanctioned Person” means any individual person, group, regime, entity or thing (a) listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Sanctions or (b) located, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the (a) U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

(e) Section 1(s) in Exhibit III of the Existing Agreement is replaced in its entirety with the following:

(s) The Seller is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. Seller is not a “covered fund” under Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations implemented thereunder (the “Volcker Rule”). In determining that Seller is not a “covered fund” under the Volcker Rule, Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act of 1940, as amended.

(f) The following new Section 1(v) is hereby added to Exhibit III of the Existing Agreement immediately following the existing Section 1(u) thereof:

(v) No Covered Entity is a Sanctioned Person. No Covered Entity, (i) has any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(g) The following new Section 2(q) is hereby added to Exhibit III of the Existing Agreement immediately following existing Section 2(p) thereof:

(q) No Covered Entity is a Sanctioned Person. No Covered Entity, (i) has any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(h) The following new Section 1(q) is hereby added to Exhibit IV of the Existing Agreement immediately following existing Section 1(p) thereof:

(q) The Seller will not become a Sanctioned Person. No Covered Entity will (i) have any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or

Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Funded Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Seller shall comply with all Anti-Terrorism Laws. The Seller shall promptly notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event. The Seller has not used and will not use the proceeds of any Funded Purchase to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country, in each case, in violation of any Anti-Terrorism Law.

(i) The following new Section 2(j) is hereby added to Exhibit IV of the Existing Agreement immediately following existing Section 2(i) thereof:

(j) The Servicer will not become a Sanctioned Person. No Covered Entity will (i) have any of its assets in a Sanctioned Country or, to its knowledge, in the possession, custody or control of a Sanctioned Person, in each case, in violation of any Anti-Terrorism Law; (ii) do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Funded Purchase to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Laws. The Servicer shall comply with all Anti-Terrorism Laws. The Servicer shall promptly notify the Administrator and each Purchaser in writing upon the occurrence of a Reportable Compliance Event.

3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants to each Purchaser and the Administrator as follows:

(a) Representations and Warranties. The representations and warranties of such Person contained in Exhibit III of the Agreement are true and correct in all material respects as of the date hereof (except to the extent that such representations and warranties relate expressly to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(b) Enforceability. The execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Agreement are within each of its organizational powers and have been duly authorized by all necessary organizational action on its part. This Amendment and the Agreement are such Person’s valid and legally binding obligations, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(c) No Default. Immediately after giving effect to this Amendment and the transactions contemplated hereby, no Termination Event or Unmatured Termination Event exists or shall exist.

4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

5. Effectiveness. This Amendment shall become effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) the Administrator has received counterparts of (i) this Amendment executed by each of the other parties hereto and (ii) the Amended Fee Letter executed by each of the parties thereto; and

(b) the “Amendment Fee” (as defined in the Amended Fee Letter) shall have been paid in full in accordance with the Amended Fee Letter.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart hereof by facsimile or by email of a .pdf copy thereof shall be effective as delivery of an originally executed counterpart hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purpose Sections 5-1401 and 5-1402 of the general obligations law of the State of New York).

8. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

(continued on following page)

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

AGC FUNDING CORPORATION, as Seller

By:	/s/Guilherme de Mello
	Name:	Guilherme de Mello
	Title:	Treasurer

AMERICAN GREETINGS CORPORATION, as Servicer

By:	/s/Guilherme de Mello
	Name:	Guilherme de Mello
	Title:	Treasurer

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PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/Michael A. Brown
	Name:	Michael A. Brown
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Purchaser Agent

By:	/s/Michael A. Brown
	Name:	Michael A. Brown
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:	/s/Michael A. Brown
	Name:	Michael A. Brown
	Title:	Senior Vice President

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